UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) June 8, 2011

Swift Transportation Company
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35007	20-5589597

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 South 75th Avenue, Phoenix, Arizona	85043

(Address of Principal Executive Offices)	(Zip Code)
(602) 269-9700
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.
     On June 8, 2011, Swift Receivables Company II, LLC (“SRCII”), a wholly-owned subsidiary of Swift Transportation Company, (the “Company”), entered into a Receivables Purchase Agreement (the “RPA”), by and among Swift Transportation Services, LLC (“Swift Transportation”), as servicer, the various conduit purchasers from time to time party thereto, the various related committed purchasers from time to time party thereto, the various purchaser agents from time to time party thereto, the various LC participants from time to time party thereto and PNC Bank, National Association an administrator and as issuer of Letters of Credit and a related Purchase and Sale Agreement (the “PSA”) by and among Swift Intermodal, LLC, Swift Leasing Co., LLC and Swift Transportation (collectively, the “Originators”). Pursuant to the PSA, the Originators will sell all their eligible accounts receivable to SRCII. On the terms and conditions set forth in the RPA, SRCII will, in turn, sell a variable percentage ownership interest in its accounts receivable to the purchasers (the “New Receivables Facility”). The New Receivables Facility provides for up to $275 million initially in borrowing capacity secured by the receivables. The New Receivables Facility terminates on June 8, 2014. The RPA is subject to customary fees and contains various customary affirmative and negative covenants, representations and warranties and default and termination provisions. The Company has agreed to guarantee the obligations of SCRII under the RPA and the PSA and the other related agreements pursuant to a Performance Guaranty. Outstanding balances under the New Receivables Facility will accrue program fees generally at commercial paper rates plus 125 basis points and is subject to an unused commitment fee of 40 basis points.
Item 1.02. Termination of a Material Definitive Agreement.
     On June 8, 2011, in connection with the entry into the New Receivables Facility discussed above, the Company terminated the Receivables Sale Agreement, dated as of July 30, 2008 (the “Previous Receivables Facility”), among SRCII, as the seller, Swift Transportation, as the initial collection agent, Wells Fargo Capital Finance, LLC, as administrative agent for the purchasers, the Co-Collateral Agents, the purchasers from time to time party thereto and Morgan Stanley Senior Funding, Inc. as syndication agent, sole bookrunner and lead arranger. The maximum amount available under the Previous Receivables Facility was $210 million and the final maturity date was July 30, 2013. Outstanding balances under the Previous Receivables Facility accrued interest at a yield of LIBOR plus 300 basis points or Prime plus 200 basis points, at the Company’s discretion and was subject to an unused commitment fee ranging from 25 to 50 basis points, depending on the aggregate unused commitment of the Previous Receivables Facility.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 is incorporated by reference herein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2011	SWIFT TRANSPORTATION COMPANY
	By:	/s/ Virginia Henkels
Virginia Henkels
Executive Vice President and Chief Financial Officer